                                                                 EXHIBIT 10.3(d)

                               CONTINUING GUARANTY

         This Continuing Guaranty ("GUARANTY") is made and entered into effective the 1st day of April, 2002, by SONESTA INTERNATIONAL HOTELS CORPORATION ("GUARANTOR"), in favor of HIBERNIA NATIONAL BANK ("BANK), guaranteeing the Indebtedness (as hereinafter defined) of ROYAL SONESTA, INC. ("Borrower").

                               W I T N E S E T H:

         WHEREAS, pursuant to and in consideration of Bank's extension of credit to Borrower on even date hereof, Guarantor, whether one or more, has agreed to give its Continuing Guaranty (hereinafter referred to as either "CONTINUING GUARANTY" OR "GUARANTY") to Bank for payment in full, together with all fees and charges of whatever kind and nature, of any and all Indebtedness and/or obligations to Bank up to any and all present and future indebtedness.

         NOW THEREFORE, FOR VALUE RECEIVED and in furtherance of the obligation on the part of Borrower to obtain an unconditional guaranty from Guarantor for Borrower's obligation on the Indebtedness, and in consideration of the giving or extending credit by Bank to Borrower, Guarantor does hereby jointly, severally and solidarily agree as follows:

         SECTION 1. CONTINUING GUARANTY OF BORROWER'S INDEBTEDNESS. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby guarantee the prompt and punctual payment, performance and satisfaction of any and all loans, extensions of credit and/or other obligations that Borrower may now and/or in the future owe to and/or incur in favor of Bank, whether such indebtedness and/or obligations are direct or indirect, or by way of assignment, and whether such indebtedness and/or obligations are absolute or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether now existing or hereafter arising, of any nature or kind whatsoever, up to a maximum principal amount outstanding at any one or more times not to exceed TEN MILLION AND NO/100 (U.S. $10,000,000.00) DOLLARS, together with interest, costs and attorney's fees thereon (with all of Borrower's indebtedness and/or obligations being hereinafter individually and collectively referred to under this Guaranty as Borrower's "INDEBTEDNESS").

         SECTION 2. SOLIDARY OBLIGATION. The Guarantor hereby binds and obligates said Guarantor and Guarantor's heirs, successors and assigns IN SOLIDO with the Borrower and with the other Obligors for the full, prompt and punctual payment, performance and satisfaction of all of the Indebtedness precisely as if the same had been contracted and were due and owing by such Guarantor personally. It is agreed and understood that the Guarantor shall be bound by all the provisions of this Agreement and for the payment and performance of the Indebtedness in the same manner as if each were the only person executing this Agreement or guarantying the Indebtedness.

         SECTION 3. DURATION; CANCELLATION OF GUARANTY. This Guaranty and Guarantor's obligations and liabilities hereunder shall remain in full force and effect until such time as each and every Indebtedness of Borrower shall be paid, performed and/or satisfied in full, in principal, interest, costs and attorney's fees, or until such time as this Guaranty may be cancelled or otherwise terminated by Bank under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provisions hereinbelow). Unless otherwise indicated under such a written cancellation instrument, Bank's agreement to terminate or otherwise cancel this Guaranty shall only effect and shall be expressly limited to Guarantor's continuing obligations and liabilities to guarantee the prompt and punctual payment, performance and satisfaction of Borrower's Indebtedness incurred, originated and/or extended by Bank after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable under this continuing assessment of interest thereon that was incurred, originated or extended prior to the date of such a written cancellation instrument.

Nothing under this Guaranty or under any other agreement or understanding by and between Guarantor and Bank, shall in any way obligate, or be construed to obligate, Bank to agree to the subsequent termination or cancellation of Guarantor's obligations and liabilities hereunder; it being fully understood and agreed by Guarantor that Bank may, within its sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its obligations and liabilities under this Guaranty for any reason whatsoever as long as any of Borrower's Indebtedness remains unpaid and outstanding; provided, however, that upon written request of Guarantor, Bank shall acknowledge the termination of the Continuing Guaranty at such time as there is no outstanding indebtedness between Bank and Borrower, and any obligations or rights under the 2002 Agreement or succeeding loan is terminated and Borrower no longer has any rights thereunder.

         SECTION 4. DEFAULT BY BORROWER. Should Borrower default under any of its Indebtedness in favor of Bank, Guarantor unconditionally and absolutely agrees to pay the full then unpaid amount of all of Borrower's Indebtedness guaranteed hereunder, in principal, interest, costs and attorney's fees. Such payment or payments shall be made immediately following demand by Bank at Bank's offices indicated above. Guarantor hereby waives notice of acceptance of this Guaranty and of any Indebtedness to which it applies or may apply. Guarantor further waives presentment and demand for payment of Borrower's Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Bank in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party. Guarantor additionally waives any and all rights and pleas of division and discussion as provided under Louisiana law, as well as, to the degree applicable, any similar rights as may be provided under the laws of any other state.

         SECTION 5. GUARANTOR'S SUBORDINATION OF RIGHTS TO BANK. In the event that Guarantor should for any reason (i) advance or lend monies to Borrower for any reason whatsoever, whether or not such funds are used by Borrower to make payment or payments under Borrower's Indebtedness, and/or (ii) make any payment for and on behalf of Borrower under any of Borrower's Indebtedness, and/or (iii) make any payment to Bank in total or partial satisfaction of Guarantor's obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Borrower (or by any guarantor, endorser or surety of Borrower's Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Bank or otherwise, shall in all respects be subordinate, inferior and junior to Bank's rights to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as all of Borrower's Indebtedness is fully paid and satisfied. Upon the occurrence of an Event of Default under the 2002 Agreement which is not cured within the required time period, Guarantor agrees to refrain from attempting to collect and/or enforce any of Guarantor's aforesaid rights against Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), arising by way of subrogation or otherwise, until such time as all of Borrower's then remaining Indebtedness in favor of Bank is fully paid and satisfied, in principal, interest, costs and attorney's fees.

         Upon the occurrence of an Event of Default under the 2002 Agreement which is not cured within the required time period, and upon notice from Bank if Guarantor should for any reason whatsoever receive any payment or payments from Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness) on any such amount or amounts that Borrower (or such a third party) may owe to Guarantor for any of the reasons stated above, Guarantor agrees to accept such payment or payments for and on behalf of Bank, advising Borrower (or the third party payee) of such a fact, and Guarantor unconditionally agrees to immediately deliver such funds to Bank, with such funds being held by Guarantor during any interim period, in trust for Bank. In the event that Guarantor should, for any reason receive any such funds from Borrower (or any third party payee), and Guarantor should deposit such funds in one or more of Guarantor's deposit accounts, no matter where located, Bank shall have the right to attach any and all of Guarantor's deposit accounts in which such funds were deposited, whether or not such funds were commingled with other monies of Guarantor, and whether or not such funds then remain on deposit in such an account or accounts. To this end, Guarantor collaterally assigns and pledges to Bank any and all of Guarantor's present and future rights, title and interest in and to all monies that Guarantor may now and/or in the future maintain in deposit with banks, savings and loan associations and other entities, to the extent that Guarantor may at any time deposit any such funds that may be received from Borrower (or any other guarantor, endorser or surety of Borrower's Indebtedness) in favor of Bank in such an account or accounts.

         SECTION 6. ADDITIONAL COVENANTS. Guarantor further agrees that Bank may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any one of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing the obligations of Guarantor under this Guaranty:

         (A) Discharge or release any party (including, but not limited to, Borrower or any co-guarantor under this Guaranty) who is or may be liable to Bank for any of Borrower's Indebtedness;

         (B) Sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness;

         (C) Change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Bank may determine, or alter, any of Borrower's Indebtedness;

         (D) Settle or compromise any of Borrower's Indebtedness;

         (E) Subordinate and/or agree to subordinate the payment of all of any part of Borrower's Indebtedness or Bank's security rights in and/or to any collateral directly or indirectly securing any such Indebtedness, to the payment and/or security rights of any other present and/or future creditors of Borrower;

         (F) Apply any sums paid to any of Borrower's Indebtedness, with such payments being applied in such priority or with such preferences as Bank may determine in its sole discretion, regardless of what Indebtedness of Borrower remain unpaid;

         (G) Take or accept any other security or guaranty for any or all of Borrower's Indebtedness; and/or

         (H) Enter into, deliver, amend or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting all or any part of Borrower's Indebtedness.

         In addition, no course of dealing between Bank and Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), nor any failure or delay on the part of Bank to exercise any of Bank's rights and remedies, or any other agreement or agreements by and between Bank and Borrower (or any other guarantor, surety or endorser) shall have the affect of impairing or releasing Guarantor's obligations and liabilities to Bank or of waiving any of Bank's rights and remedies. Any partial exercise of any rights and remedies granted to Bank shall furthermore not constitute a waiver of any of Bank's other rights and remedies, it being Guarantor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under any of its Indebtedness, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank shall be binding upon Bank only to the extent that Bank specifically agrees to such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one event of default shall not constitute a waiver or forbearance as to any other default.

         SECTION 7. NO RELEASE OF GUARANTOR. Guarantor's obligations and liabilities under this Guaranty shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one or more of the following events:

         (A) Death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower's behalf), or any other guarantor, surety or endorser of any of Borrower's Indebtedness;

         (B) Partial payment or payments of any amount due and/or outstanding under any of Borrower's Indebtedness;

         (C) Any payment by Borrower or any other party to Bank is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Bank is required to fund such payment or pay such amount to Borrower or to any other person;

         (D) Any dissolution of Borrower or any sale, lease or transfer of all or any part of Borrower's assets; and/or

         (E) Any failure of Bank to notify Guarantor of the acceptance of this Guaranty or of the failure of Borrower to make any payment due by Borrower to Bank.

         This Guaranty and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or part thereof to Bank with respect to any of Borrower's Indebtedness is rescinded or must otherwise be restored by Bank pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that Bank must rescind or restore any payment received by Bank in satisfaction of Borrower's Indebtedness, any prior release or discharge from the terms of this Guaranty given to Guarantor shall be without effect, and this Guaranty and Guarantor's obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of Bank and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance of such obligations and liabilities and then only to the extent of such performance.

         SECTION 8. ENFORCEMENT OF GUARANTOR'S OBLIGATIONS AND LIABILITIES. Guarantor agrees that, should Bank deem it necessary to file an appropriate collection action to enforce Guarantor's obligations and liabilities under this Guaranty, Bank may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Borrower's Indebtedness from Borrower or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or
(iii) including Borrower or any other guarantor, surety or endorser of any of Borrower's Indebtedness as an additional party defendant in such a collection action against Guarantor. If there is more than one guarantor under this Guaranty, each Guarantor additionally agrees that Bank may file an appropriate collection and/or enforcement action against any one or more of them, without impairing the rights of Bank against any other guarantor under this Guaranty. In the event that Bank should ever deem it necessary to refer this Guaranty to an attorney-at-law for the purpose of enforcing Guarantor's obligations and liabilities hereunder, or of protecting or preserving Bank's rights hereunder, Guarantor (and each of them, on a joint, several and solidary basis) agrees to reimburse Bank for the reasonable fees of such an attorney. Guarantor additionally agrees that Bank shall not be liable for failure to use diligence in the collection of any of Borrower's Indebtedness or any collateral security therefor, or in creating or preserving the liability of any person liable on any such indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.

         SECTION 9. REPRESENTATIONS AND WARRANTIES BY GUARANTOR. Guarantor represents and warrants to Bank that:

         (A) To the extent applicable, Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and Guarantor is duly qualified and in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted and the property owned by Guarantor makes such qualification necessary. Guarantor's guaranty of Borrower's Indebtedness and this Guaranty does not violate Guarantor's Articles of Incorporation or Bylaws. Guarantor has taken all corporate action necessary to authorize the execution, delivery and performance of this Guaranty.

         (B) Guarantor has the lawful power to own its properties and to engage in its business as presently conducted.

         (C) Guarantor's guaranty of Borrower's Indebtedness and Guarantor's execution, delivery and performance of this Guaranty is not in violation of any laws and will not result in a default under any contract, agreement or instrument to which Guarantor is a party or by which Guarantor or its property may be bound.

         (D) Guarantor will receive a direct or indirect material benefit from the transactions contemplated herein and/or arising out of Borrower's Indebtedness.

         (E) This Guaranty, when executed and delivered by Guarantor, will constitute a valid, legal and binding obligation of Guarantor enforceable in accordance with its terms.

         (F) All actions and consents required to be performed, obtained and/or satisfied prior to the execution and delivery of this Guaranty, and to constitute this Guaranty as the valid and binding obligation of Guarantor in accordance with its terms, have been performed, obtained and satisfied in due and strict compliance with all applicable laws.

         SECTION 10. ADDITIONAL DOCUMENTS. Upon the reasonable request of Bank, Guarantor will, at any time, and from time to time, duly execute and deliver to Bank any and all such further instruments and documents, and supply such additional information, as may be necessary or advisable in the opinion of Bank, to obtain the full benefits of this Guaranty.

         SECTION 11. TRANSFER OF INDEBTEDNESS. This Guaranty is for the benefit of Bank and for, such other person or persons as may from time to time become or be the holders of any of Borrower's Indebtedness hereby guaranteed and this Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent as Borrower's Indebtedness may be transferable, it being understood that, upon the transfer or assignment by Bank of any of Borrower's Indebtedness hereby guaranteed, the legal holder of such Indebtedness shall have all, of the rights granted to Bank under this Guaranty. Guarantor hereby recognizes and agrees that Bank may, from time to time, one or more times, transfer all or any portion of Borrower's Indebtedness to one or more third parties. such transfers may include, but are not limited to, sales of a participation interest in such Indebtedness in favor of one or more third party lenders. Guarantor specifically agrees and consents to all such transfers and assignments and Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable Louisiana law. Guarantor additionally agrees that the purchaser of a participation interest in Borrower's Indebtedness will be considered as the absolute owner of a percentage interest of such Indebtedness and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest. Guarantor further waives any right of offset that Guarantor may have against Bank and/or any purchaser of such a participation interest in Borrower's Indebtedness and Guarantor unconditionally agrees that either Bank or such a purchaser may enforce Guarantor's obligations and liabilities under this Guaranty, irrespective of the failure or insolvency of Bank or any such purchaser. Guarantor further agrees that, upon any transfer of all or any portion of Borrower's Indebtedness, Bank may transfer and deliver any and all collateral securing repayment of such Indebtedness (including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness and such collateral (again, including not limited to Guarantor's collateral) shall secure any and all of Borrower's Indebtedness in favor of such a transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place, Bank shall be fully discharged from any and all liability and responsibility to Borrower (and Guarantor) with respect to such collateral arising after the date of the transfer, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

         SECTION 12. RIGHT OF OFFSET. As collateral security for the repayment of Guarantor's obligations and liabilities under this Guaranty, Guarantor hereby grants Bank, as well as its successors and assigns, the right to apply, at any time and from time to time, whether or not Borrower is then in default under any of its Indebtedness guaranteed hereunder, any and all funds that Guarantor may then have on deposit with or in the possession or control of Bank and its successors or assigns (with the exception of funds deposited in IRA, pension or other tax-deferred deposit accounts), towards repayment of any of Borrower's Indebtedness subject to this Guaranty.

         SECTION 13. NOTICES. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by one party to the other shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested sent to the intended addressee at the address set forth below, or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. The addresses for Guarantor and Lender are as follows:

         GUARANTOR:

         Sonesta International Hotels Corporation
         200 Clarendon St.
         Boston, MA 02116
         Attention: Office of the Treasurer

         LENDER:
         Hibernia National Bank
         313 Carondelet Street
         New Orleans, LA 70130
         Attention:

         SECTION 14. CONSTRUCTION. The provisions of this Guaranty shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them), in favor of Bank or assigned to Bank by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Bank from enforcing any and all such other guaranties or agreements in accordance with their respective terms.

         SECTION 15. Amendment. No amendment, modification, consent or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Bank, and then shall be effective only to the specific instance and for the specific purpose for which given.

         SECTION 16. SUCCESSORS AND ASSIGNS BOUND. Guarantor's obligations and liabilities under this Guaranty shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Guaranty shall also inure to the benefit of Bank's successors and assigns, as well as to any and all subsequent holder or holders of any of Borrower's Indebtedness subject to this Guaranty.

         SECTION 17. CAPTION HEADINGS. Caption headings of the sections of this Guaranty are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Guaranty, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

         SECTION 18. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE GUARANTOR AND THE BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT, THE 2002 LOAN AGREEMENT, AND THE COLLATERAL DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE GUARANTOR, AND THE GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE GUARANTOR FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         (b) THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THIS AGREEMENT OR THE LOAN AGREEMENT MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

         SECTION 19. SEVERABILITY. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty in favor of Bank on the day, month and year first written above.

ACCEPTED:                                 GUARANTOR:
HIBERNIA NATIONAL BANK                    SONESTA INTERNATIONAL HOTELS

By: /S/                                   By: /S/
    -------------------------------           ------------------------
Title: Andrew B. Booth, IV                Title: Boy van Riel
Date:  April 1, 2002                      Date:  April 1, 2002